Exhibit 99.1

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13700 Reptron Blvd. • Tampa, FL 33626-3046 • 813.854.2351

Contact:	Paul J. Plante
President and Chief Operating Officer
(813) 891-4058
pplante@reptron.com

FOR IMMEDIATE RELEASE

REPTRON ELECTRONICS, INC.

ANNOUNCES SECOND QUARTER AND SIX-MONTH 2003 FINANCIAL RESULTS

Tampa, Florida, August 19, 2003—Reptron Electronics. (Nasdaq: REPT), an electronics manufacturing services company, today reported financial results for its second quarter and six month period ended June 30, 2003. As previously reported, Reptron sold certain identified assets of its electronic components distribution division on June 13, 2003. The 2003 results have been adjusted to reflect the results of the remaining operations while segregating and summarizing the electronic component distribution business as a discontinued operation, in accordance with current accounting pronouncements.

Reptron recorded second quarter, 2003 net sales from continuing operations of $45.4 million, an 8% decrease from the same period a year ago and flat when compared to the first quarter of 2003. The Company incurred a second quarter 2003 loss from continuing operations totaling $1.9 million, or $0.30 per fully diluted share, compared to a $3.1 million net loss from continuing operations, $0.48 per fully diluted share, in the same period a year ago. Reptron generated $7.8 million in cash from operations in the second quarter, 2003 which was used primarily to further reduce debt.

For the six months ended June 30, 2003, net sales from continuing operations totaled $90.6 million, a 9% decrease from the same period a year ago. The Company recorded a $4.3 million net loss from continuing operations during the first six months of 2003, or $0.67 per fully diluted share, compared to a net loss from continuing operations of $7.5 million, or $1.16 per fully diluted share, in the same period last year. Reptron also incurred a net loss from discontinued operations totaling $17.3 million, or $2.70 per fully diluted share in the first half of 2003 compared to a net loss from discontinued operations of $4.7 million, or $0.73 per fully diluted share, in the same period in 2002. The 2003 loss from discontinued operations includes charges associated with impairment of long lived assets and increases in reserves for assets held for sale. Non-cash charges included in the 2003 loss from discontinued operations totaled $14.7 million.

As of June 30, 2003, Reptron owed $76.3 million under its 6 ¾% Convertible Subordinated Notes due in August, 2004 (“Notes”). Reptron remains in default of the Notes for its failure to pay interest due on February 1, 2003 and August 1, 2003, as earlier reported. Interest expense associated with this debt totaling approximately $1.3 million has been accrued and is included in the second quarter, 2003 net loss from continuing operations, and approximately $2.6 million of interest expense for this debt is included in the six month, 2003 net loss from continuing operations. Reptron previously announced it has reached an agreement to restructure these Notes, the consummation of which being subject to a number of conditions and the negotiation and execution of definitive agreements.

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Reptron Electronics to Report Second Quarter Results

And Six –Month 2003

Reptron’s President and Chief Operating Officer, Paul J. Plante, commented, “We have developed a strategic plan to improve our operating performance and strengthen our balance sheet. This plan includes our exiting the distribution business, restructuring our Convertible Notes, reducing operating expenses and improving our cash conversion cycle.” Plante continued, “We made solid progress on all of these fronts during the second quarter of 2003 and we remain committed to successful completion and continued improvement of these strategic initiatives in the second half of 2003. We believe these steps will help to restore profitable operating results at Reptron Electronics.”

Due to significant transactions currently in process, providing guidance for future periods is extremely difficult. Therefore, Reptron will not be providing such guidance at the present time.

About Reptron

Reptron Electronics, Inc. is an electronics manufacturing services company providing engineering services, electronics manufacturing services and display integration services. Reptron Manufacturing Services offers full electronics manufacturing services including complex circuit board assembly, complete supply chain services and manufacturing engineering services to OEMs in a wide variety of industries. Reptron Display and System Integration provides value-added display design engineering and system integration services to OEMs. For more information, please access www.reptron.com.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995:

Certain of the above statements contained in this press release, are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: the definitive agreements attendant to the bond indebtedness are not successfully negotiated or executed, approval of the definitive agreements by the requisite constituencies are not obtained, failure of the Company’s secured working capital lender to continue to provide financing, failure of the Company’s third party vendors to continue to provide adequate credit terms, the filing of a bankruptcy proceeding, business conditions and growth in the Company’s industry and in the general economy; competitive factors; risks due to shifts in market demand; risks inherent with predicting revenue and earnings outcomes; uncertainties involved in implementing improvements in the manufacturing process; the ability of the Company to complete and integrate acquisitions; and the risk factors listed from time to time in the Company’s reports filed with the Securities and Exchange Commission as well as assumptions regarding the foregoing. In particular, any statement suggesting the restoration of profitable operating results are forward looking statements. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “appears,” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

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REPTRON ELECTRONICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

	Three months ended June 30,
	2003	2002
Net sales:
Reptron Computer Products	$5,751	$6,163
Electronic Manufacturing Services	39,680	43,003

Total net sales	$45,431	$49,166

Gross profit:
Reptron Computer Products	$(570)	$548
Electronic Manufacturing Services	5,450	4,442

Total gross profit	4,880	4,990
Selling, general and administrative expenses[1]	5,050	6,425

Operating loss	(170)	(1,435)
Interest expense:
Convertible notes[2]	1,288	1,288
Other	456	384

Total interest expense	1,744	1,672

Loss from continuing operations before income taxes	(1,914)	(3,107)
Income tax provision (benefit)	—	—

Loss from continuing operations[3]	(1,914)	(3,107)
Discontinued operations
Loss from operations of discontinued Reptron Distribution	(101)	(2,495)
Income tax benefit	—	—

Loss on discontinued operations	(101)	(2,495)

Net loss	$(2,015)	$(5,602)

Net loss from continuing operations per common share—diluted	$(0.30)	$(0.48)
Net loss from discontinued operations per common share—diluted	$(0.01)	$(0.39)

Net loss per common share—diluted	$(0.31)	$(0.87)

Weighted average common shares outstanding—diluted	6,417,196	6,417,196

(1)	Includes all common or shared expenses which cannot be properly charged directly to any specific operating division. No allocation has been made to the discontinued distribution operation. Management believes these common expenses will decrease upon completion of the sale of the discontinued distribution operation.

(2)	Interest accrued but unpaid on the Company’s Convertible Notes. Negotiations are in process to restructure these notes.

(3)	The loss from continuing operations includes depreciation and amortization totaling $1.5 million in the second quarter, 2003 and $1.7 million in the second quarter, 2002.

REPTRON ELECTRONICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

	Six months ended
	June 30,
	2003	2002
Net sales:
Reptron Computer Products	$16,390	$21,238
Electronic Manufacturing Services	74,205	78,780

Total net sales	$90,595	$100,018

Gross profit:
Reptron Computer Products	$26	$2,047
Electronic Manufacturing Services	9,753	6,982

Total gross profit	9,779	9,029
Selling, general and administrative expenses[1]	10,686	13,045

Operating loss	(907)	(4,016)
Interest expense
Convertible Notes[2]	2,576	2,576
Other	824	858

Total interest expense	3,400	3,434

Loss from continuing operations before income taxes	(4,307)	(7,450)
Income tax provision (benefit)	—	—

Loss from continuing operations[3]	(4,307)	(7,450)
Discontinued operations
Loss from operations of discontinued Reptron Distribution (including loss on disposal of $1,789 in 2003)[4]	(17,322)	(4,690)
Income tax benefit	—	—

Loss on discontinued operations	(17,322)	(4,690)

Net loss	$(21,629)	$(12,140)

Net loss from continuing operations per common share—diluted	$(0.67)	$(1.16)
Net loss from discontinued operations per common share—diluted	$(2.70)	$(0.73)

Net loss per common share—diluted	$(3.37)	$(1.89)

Weighted average common shares outstanding—diluted	6,417,196	6,417,196

(1)	Includes all common or shared expenses which cannot be properly charged directly to any specific operating division. No allocation has been made to the discontinued distribution operation. Management believes these common expenses will decrease upon completion of the sale of the discontinued distribution operation.

(2)	Interest accrued but unpaid on the Company’s Convertible Notes. Negotiations are in process to restructure these notes.

(3)	The loss from continuing operations includes depreciation and amortization totaling $3.0 million in the first six months of 2003 and $3.4 million in the first six months of 2002.

(4)	Non-cash charges included in the loss in discontinued operations totaled $14.7 million.

REPTRON ELECTRONICS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	June 30,	Dec 31,
	2003	2002
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$509	$370
Accounts receivable—trade, net	29,855	41,743
Inventories, net	22,832	26,746
Assets held for sale	2,544	28,832
Prepaid expenses and other	2,089	1,909

Total current assets	57,829	99,600
PROPERTY, PLANT & EQUIPMENT—AT COST, NET	21,205	23,377
GOODWILL, NET	26,779	30,073
DEFERRED INCOME TAX	2,447	2,449
OTHER ASSETS	1,821	1,475

TOTAL ASSETS	$110,081	$156,974

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable—trade	$17,087	$19,045
Note payable to bank	18,854	33,606
6 ¾% Convertible Subordinated Notes	76,315	—
Current portion of long-term obligations	880	1,080
Liabilities held for sale	—	7,948
Accrued expenses	8,748	8,860

Total current liabilities	121,804	70,539
LONG-TERM OBLIGATIONS, less current portion	3,878	80,407
SHAREHOLDERS’ EQUITY (DEFICIT)
Preferred Stock—authorized 15,000,000 shares of $.10 par value; no shares issued	—	—
Common Stock—authorized 50,000,000 shares of $.01 par value; issued and outstanding, 6,417,196 and 6,417,196 shares, respectively	64	64
Additional paid-in capital	23,146	23,146
Retained earnings (deficit)	(38,811)	(17,182)

TOTAL SHAREHOLDERS EQUITY (DEFICIT)	(15,601)	6,028

TOTAL LIABILITIES AND SHAREHOLDERS EQUITY (DEFICIT)	$110,081	$156,974

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